 ;
Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 19, 2009, except for Note 14 to the financial statements, as to which the date is December 22, 2009, relating to the financial statements and financial statement schedule of QuinStreet, Inc., which appears in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, California
December 22, 2009